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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 7, 2001
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                              NEON Systems, Inc.
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            (Exact name of registrant as specified in its charter)

    Delaware                       0-25457                76-0345839
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(State or other jurisdiction     (Commission             (IRS Employer
of incorporation)                 File Number)         Identification No.)

   14100 Southwest Freeway, Suite 500, Sugar Land, Texas        77478
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         (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (281) 491-4200
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.


On October 8, 2001, NEON announced that based on preliminary estimates, financial results for the second quarter of its fiscal year ending March 31, 2002, are expected to be substantially below analyst expectations. NEON expects to report revenue, exclusive of litigation settlement and other extraordinary matters, of approximately $4.8 million dollars. NEON had provided guidance for total revenue in the area of $6.3 million dollars. In connection with such earnings announcement, NEON also announced that it has undergone a corporate reorganization of its iWave business unit to focus on the CRM/Helpdesk integration space where it has been successful in deploying the iWave Integrator product. In connection with this reorganization, NEON undertook a reduction in force of approximately 30% of its overall North American employee base and closed some remote facilities. In connection with such reorganization, NEON will incur employee severance charges and facilities closure charges in the fiscal quarter ended September 30, 2001 of approximately $900,000. In addition, Neon expects to report substantial additional non-recurring losses related to written-off in-process Research and Development and other costs associated with discontinued aspects of the iWave product line, the precise amount of which has yet to be determined, but which is expected to be as much as $3.5 million. NEON also announced that as of September 7, 2001, NEON had resolved its litigation with New Era of Networks in a confidential settlement that resolved all pending litigation between the parties in Richmond Texas (cause number 109,470 in the 268th Judicial District Court of Fort Bend County, Texas, Judge Brady Elliot) and in Federal United States District Court in Denver, Colorado. NEON received a cash payment of approximately $10.0 million dollars in the fiscal quarter ending September 30, 2001, as a result of this settlement, and will report such payment as a non-recurring extraordinary item.

NEON also announced on October 8, 2001 that the proposed acquisition of Scalable Software, Inc., as earlier reported, did not close in the second fiscal quarter ending September 30, 2001, but is proceeding before a Special Committee of the Board of Directors of Neon, awaiting final recommendation and submission to the shareholders.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1 NEON Press Release dated October 8, 2001
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 8, 2001                 NEON SYSTEMS, INC.


                                        /s/ James Bradford Poynter
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                                        James Bradford Poynter,
                                        Chief Financial Officer